Exhibit 10.1

Fifth Amendment to Loan and Security Agreement

Borrower: Cardlytics, Inc.
Date: September 15, 2020
This FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into between PACIFIC WESTERN BANK, a California state-chartered bank (“PWB”), as Agent and Lender, the other lenders from time to time party to the Loan Agreement, and the borrower named above (“Borrower”). PWB and lenders that may hereafter join as lenders under the Loan Agreement (as defined below) are herein sometimes collectively referred to as “Lenders” and individually as a “Lender”. PWB, in its capacity as administrative and collateral Agent for the Lenders, is referred to herein as the “Agent” (which term shall include any successor Agent in accordance with terms hereof).
Agent, Lenders and Borrower agree to amend the Loan and Security Agreement between them, dated May 21, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1. 2020 Convertible Notes.
1.1 “Permitted Indebtedness”. Clause (viii) of the definition of “Permitted Indebtedness” is renumbered as clause (ix), and a new clause (viii) is added to the definition of “Permitted Indebtedness” as follows:
“(viii) Indebtedness consisting of the 2020 Convertible Notes;”
1.2 Additional definitions. The following additional definition are added to Section 8 of the Loan Agreement:
“ ‘2020 Convertible Notes’ means Borrower’s convertible senior notes due 2025 in a principal amount not to exceed $230 million, which are on substantially the terms set forth in the offering memorandum for the convertible notes provided to the Lender on or prior to teh date of the Fifth Amendment”
“ ‘Fifth Amendment’ means that Fifth Amendment to Loan and Security Agreement, dated as of September 15, 2020 by and between Borrower and Lender.”
1.3 “Change in Control”. A new clause (v) is added to the definition of “Change in Control” in Section 8 of the Loan Agreement as follows:
“(v) a ‘fundamental change’ or other event occurs which gives any holders of the 2020 Convertible Notes a right to require the Borrower to repurchase any 2020 Convertible Notes.”
1.4 Permitted Investments. A new clause (x) is added to the definition of “Permitted Investments” in Section 8 of the Loan Agreement as follows:
“(x) an Investment consisting of the purchase of a capped call transaction in connection with the offering of the 2020 Convertible Notes, which provides Borrower the right to require the dealer counterparty to deliver cash or shares of Borrower’s stock as a result of conversion of the notes; provided that the premium for such transaction shall not exceed 15% of the gross proceeds from the sale of the 2020 Convertible Notes, provided the same does not impose any liability on the part of the Borrower, other than the payment of the premium at the time of consummation of the transaction.”
1.5 Negative Covenant. A new subclause (g) is added to clause (xi) of Section 5.5 of the Loan Agreement as follows:
“(g) Borrower may purchase a capped call transaction in connection with the offering of the 2020 Convertible Notes, as provided in clause (x) of the definition of ‘Permitted Investments’.”
1.6 Negative Covenant. A new clause (xviii) is added to Section 5.5 of the Loan Agreement, as follows:

“(xviii) prepay any principal of or interest on, or redeem any of the 2020 Convertible Notes (other than a repurchase or settlement upon conversion on the occurrence of a ‘fundamental change,’ and other than settlement upon conversion of the 2020 Convertible Notes in accordance with their terms, so long as in connection with any such settlement in cash Borrower shall have, on a pro forma basis after giving effect to such settlement, unrestricted cash in deposit accounts with Lender in an amount equal to or greater than the principal amount of the Loans then outstanding, plus $20,000,000), or effect any amendment to the terms of the 2020 Convertible Notes which has the effect of shortening the maturity thereof to a date prior to September 2025, or otherwise shortening any dates upon which payments of principal or interest are due thereon, or increasing the interest rate thereon, or changing the redemption, mandatory prepayment, or shortening the date after which Borrower may optionally redeem any of the 2020 Convertible Notes, or other material provisions thereof in a manner that makes them more restrictive or adverse as to Borrower.”
2.Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
3.General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
4.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Bank.
5.General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.

6.Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

Borrower:	Agent and Lender:
CARDLYTICS, INC.	PACIFIC WESTERN BANK

/s/ Andrew Christiansen	/s/ Mykas Degesys
Andrew Christiansen	Mykas Degesys
Chief Financial Officer (Principal Financial and Accounting Officer)	SVP